UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2017

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of San Francisco (Bank) announced today a management reorganization of the Bank’s senior management and realignment of responsibilities and reporting structure intended to simplify the reporting structure, broaden leadership span-of-control, and sharpen role clarity.

In connection with the reorganization, the Chief Operating Officer (COO) position will be eliminated and Lisa B. MacMillen, the Bank’s Executive Vice President and COO, will be leaving the Bank effective March 31, 2017. The executive officers that currently report to the Executive Vice President and COO will report directly report to the President and Chief Executive Officer, effective March 1, 2017. Also as of this date, the following additional senior management changes will become effective: Stephen P. Traynor, Senior Vice President, Member Financial Services and Community Investment, will become Chief Banking Officer, and Elena Andreadakis Senior Vice President, Chief Information Officer, will become Chief Administrative Officer. In addition, David H. Martens, Senior Vice President and Chief Risk Officer, will retire effective March 31, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 14, 2017	By: /s/ J. Gregory Seibly
President and Chief Executive Officer